Exhibit 99.2(z)(1)

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors/Trustees, Principal Executive Officer and Principal Financial Officer of SunAmerica Equity Funds, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., SunAmerica Strategic Investment Series, Inc., SunAmerica Senior Floating Rate Fund, Inc. and SunAmerica Style Select Series, Inc. (collectively, the "Funds") do hereby severally constitute and appoint Peter A. Harbeck, Robert
M. Zakem and/or Donna M. Handel or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with filings with the Securities and Exchange Commission including registration statements on Form N-1A and Form N-14, and any and all amendments thereto, and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

         WITNESS the due execution hereof on the date and in the capacity set forth below.


SIGNATURE                         TITLE                                        DATE
---------                         -----                                        ----


/s/ Peter A. Harbeck              Director/Trustee                             February 26, 2003
-------------------------
Peter A. Harbeck



/s/ Donna M. Handel               Treasurer (Principal Financial               February 26, 2003
-------------------------         and Accounting Officer)
Donna M. Handel



/s/ S. James Coppersmith          Director/Trustee                             February 26, 2003
-------------------------
S. James Coppersmith



/s/ Samuel M. Eisenstat           Director/Trustee and                         February 26, 2003
-------------------------         Chairman
Samuel M. Eisenstat

SIGNATURE                         TITLE                                        DATE
---------                         -----                                        ----

/s/ Stephen J. Gutman             Director/Trustee                             February 26, 2003
-------------------------
Stephen J. Gutman


/s/ Sebastiano Sterpa             Director/Trustee                             February 26, 2003
-------------------------
Sebastiano Sterpa


/s/ William F. Devin              Director/Trustee                             February 26, 2003
-------------------------
William F. Devin


/s/ Judith L. Craven              Director/Trustee                             February 26, 2003
-------------------------
Dr. Judith L. Craven


/s/ Robert M. Zakem               President (Principal                         February 26, 2003
-------------------------         Executive Officer)
Robert M. Zakem










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